NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) July 24, 2013

CONMED Corporation Announces Second Quarter 2013 Financial Results

- EPS equals $0.34

- Adjusted EPS equals $0.43

Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, July 24, 2013 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2013.

“We met our previously forecasted revenues and earnings in the second quarter of 2013 despite a challenging global economy affecting healthcare utilization and hospital capital spending,” commented Mr. Joseph J. Corasanti, President and CEO. “Having a broad product portfolio such as ours is extremely beneficial in this environment. It allows us to meet our customers’ needs and to take advantage of opportunities as evidenced by the strong showing this quarter in the Surgical Visualization product line.”

Second Quarter 2013 Financial Highlights:

•	Sales were $193.0 million, an increase of 1.7% (0.1% organic) and 2.3% in constant currency over the second quarter of 2012

•	Diluted earnings per share (GAAP) were $0.34 compared to $0.36 in the second quarter of 2012 (excluding the medical device excise tax or “MDET,” EPS would have been $0.37 in 2013)

•	Adjusted diluted earnings per share were $0.43 in the second quarters of both years (excluding the MDET, adjusted EPS would have been $0.46 in 2013)

•	Adjusted EBITDA margin was 16.9%, a decrease of 20 basis points, caused by a 70 basis point negative effect from the MDET offset by operating improvements

Six Months 2013 Financial Highlights

•	Sales were $380.0 million compared to $384.0 million, a decrease of 1.0% (decrease of 2.2% organic) and a decrease of 0.5% in constant currency

•	Diluted earnings per share (GAAP) were $0.71 in both six month periods (excluding the MDET, EPS would have been $0.78 in 2013)

•	Adjusted diluted earnings per share grew to $0.88 compared to $0.85 in the first six months of 2012 (excluding the MDET, EPS would have been $0.94 in 2013)

CONMED News Release Continued	Page 2 of 12	July 24, 2013

•	Adjusted EBITDA margin was 17.0%, a decrease of 10 basis points, even with an 80 basis point negative effect from the MDET offset by operating improvements

International sales in the second quarter of 2013 were $100.0 million, representing 51.8% of total sales. Foreign currency exchange rates including the effects of the FX hedging program caused sales to be $1.1 million less in the second quarter of 2013 compared to sales in the second quarter of 2012.

Cash provided by operating activities increased sequentially from the first quarter 2013 and equaled $17.7 million. For the six months ended June 2013, cash provided by operating activities was $23.2 million. The Company repurchased 582,000 shares of its common stock in the second quarter of 2013 and 1,431,000 shares in the first half of 2013 for $19.0 million and $44.7 million, respectively.

Outlook

“As we look to the rest of 2013, we anticipate continuation of current healthcare trends represented by flat to slightly negative healthcare utilization in the U.S. combined with governmental spending controls in major European countries. While we believe there may be slight moderation of these trends toward the end of 2013, we believe it prudent to tighten our full year 2013 adjusted earnings per share guidance by reducing the top end of the previous guidance range to $1.80 - $1.85 from the former $1.80 - $1.90 per share. This forecast contemplates the effects of the medical device tax and less favorable FX exchange rates,” said Mr. Corasanti. “Similarly, we now tighten the forecasted sales range to $770 - $775 million from the prior $770 - $780 million.”

“For the third quarter of 2013, we anticipate sales will approximate $184 - $189 million and adjusted earnings per share are forecasted to be $0.37 - $0.42,” continued Mr. Corasanti.

The adjusted estimates for the third quarter and full year 2013 exclude special items, such as manufacturing restructuring costs expected to be incurred in 2013 due to the relocation of manufacturing activities from the Westborough, Massachusetts and Tampere, Finland sites to the Company’s other facilities and patent litigation.

Special charges

During the second quarter of 2013, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation costs associated with a patent matter. Expenses associated with these activities, including severance and relocation costs, amounted to $2.4 million, net of tax, in the second quarter of 2013. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2013, the Company presently anticipates incurring additional pre-tax special costs of $6.5 - $7.5 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income and adjusted earnings per share measure the income of the Company excluding credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating margin and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities. These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 3 of 12	July 24, 2013

Conference call

The Company will webcast its second quarter 2013 conference call live over the Internet at 10:00 a.m. Eastern Time on Wednesday, July 24, 2013. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through August 2, 2013.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation of litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	July 24, 2013

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Net sales	$189,695	$192,993	$384,011	$380,007
Cost of sales	88,761	88,471	180,692	171,181
Cost of sales, other – Note A	1,202	1,606	2,676	3,228

Gross profit	99,732	102,916	200,643	205,598

Selling and administrative	73,707	77,174	148,513	154,899
Research and development	7,192	6,591	14,287	12,285
Medical device excise tax	—	1,406	—	2,986
Other expense– Note B	1,775	2,093	3,763	3,906
	82,674	87,264	166,563	174,076

Income from operations	17,058	15,652	34,080	31,522

Loss on early extinguishment of debt	—	—	—	263

Interest expense	1,551	1,383	2,988	2,749

Income before income taxes	15,507	14,269	31,092	28,510

Provision for income taxes	5,211	4,736	10,828	8,485

Net income	$10,296	$9,533	$20,264	$20,025

Per share data:
Net income
Basic	$.36	$.35	$.72	$.72
Diluted	.36	.34	.71	.71

Weighted average common shares
Basic	28,327	27,591	28,178	27,860
Diluted	28,672	27,983	28,577	28,258

Note A –Included in cost of sales, other in the three and six months ended June 30, 2012 and 2013 are costs related to the consolidation of our production facilities. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and six months ended June 30, 2012 and 2013 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	July 24, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	June 30,
	2012	2013
Current assets:
Cash and cash equivalents	$23,720	$38,123
Accounts receivable, net	139,124	140,570
Inventories	156,228	148,717
Income taxes receivable	2,897	2,800
Deferred income taxes	11,931	10,548
Prepaid expenses and other current assets	14,993	17,848
Total current assets	348,893	358,606

Property, plant and equipment, net	139,041	137,612
Deferred income taxes	1,057	1,166
Goodwill	249,160	249,160
Other intangible assets, net	190,809	186,823
Other assets	150,547	149,653
Total assets	$1,079,507	$1,083,020

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,050	$1,093
Other current liabilities	124,164	98,062
Total current liabilities	125,214	99,155

Long-term debt	160,802	233,017
Deferred income taxes	99,857	105,630
Other long-term liabilities	86,636	60,551
Total liabilities	472,509	498,353

Shareholders' equity:
Capital accounts	256,672	223,899
Retained earnings	377,907	389,620
Accumulated other comprehensive loss	(27,581)	(28,852)
Total equity	606,998	584,667

Total liabilities and shareholders' equity	$1,079,507	$1,083,020

CONMED News Release Continued	Page 6 of 12	July 24, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2012	2013
Cash flows from operating activities:
Net income	$20,264	$20,025
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	23,064	23,816
Stock-based compensation	2,574	2,496
Loss on early extinguishment of debt	—	263
Deferred income taxes	6,091	5,038
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(1,027)	(2,689)
Inventories	3,078	(1,581)
Accounts payable	1,345	(2,207)
Income taxes receivable (payable)	(4,589)	(1,171)
Accrued compensation and benefits	(6,730)	(7,393)
Other assets	(1,779)	(3,714)
Other liabilities	(9,014)	(9,729)
Net cash provided by operating activities	33,277	23,154

Cash flows from investing activities:
Payments related to distribution agreement	(64,116)	—
Purchases of property, plant, and equipment	(11,596)	(8,201)
Net cash used in investing activities	(75,712)	(8,201)

Cash flows from financing activities:
Payments on debt	(32,538)	(742)
Proceeds of debt	57,000	73,000
Payments related to distribution agreement	—	(34,000)
Dividends paid on common stock	(4,328)	(8,445)
Payments related to issuance of debt	—	(1,725)
Net proceeds from common stock issued under employee plans	7,868	10,366
Repurchase of common stock	—	(44,729)
Other, net	4,925	7,090
Net cash provided by financing activities	32,927	815

Effect of exchange rate change on cash and cash equivalents	(294)	(1,365)

Net increase (decrease) in cash and cash equivalents	(9,802)	14,403

Cash and cash equivalents at beginning of period	26,048	23,720

Cash and cash equivalents at end of period	$16,246	$38,123

CONMED News Release Continued	Page 7 of 12	July 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended June 30, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$10,296	$9,533

Facility consolidation costs included in cost of sales	1,202	1,606

Administrative consolidation costs included in other expense	1,231	1,566

Legal arbitration and patent dispute costs included in other expense	544	527

Total other expense	1,775	2,093

Adjusted expense before income taxes	2,977	3,699

Provision (benefit) for income taxes on adjusted expenses	(1,072)	(1,332)

Adjusted net income	$12,201	$11,900

Per share data:

Reported net income
Basic	$0.36	$0.35
Diluted	0.36	0.34

Adjusted net income
Basic	$0.43	$0.43
Diluted	0.43	0.43

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 8 of 12	July 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Six Months Ended June 30, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$20,264	$20,025

Facility consolidation costs included in cost of sales	2,676	3,228

Administrative consolidation costs included in other expense	1,504	3,170

Costs associated with purchase of Nordic region distributor	704	—

Legal arbitration and patent dispute costs included in other expense	1,555	736

Total other expense	3,763	3,906

Loss on early extinguishment of debt	—	263

Adjusted expense before income taxes	6,439	7,397

Provision (benefit) for income taxes on adjusted expenses	(2,318)	(2,663)

Adjusted net income	$24,385	$24,759

Per share data:

Reported net income
Basic	$0.72	$0.72
Diluted	0.71	0.71

Adjusted net income
Basic	$0.87	$0.89
Diluted	0.85	0.88

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 12	July 24, 2013

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Reported income from operations	$17,058	$15,652	$34,080	$31,522

Facility consolidation costs included in cost of sales	1,202	1,606	2,676	3,228

Administrative consolidation costs included in other expense	1,231	1,566	1,504	3,170

Medical device excise tax	—	1,406	—	2,986

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	544	527	1,555	736

Adjusted income from operations	$20,035	$20,757	$40,519	$41,642

Operating Margin
Reported	9.0%	8.1%	8.9%	8.3%

Adjusted	10.6%	10.8%	10.6%	11.0%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 12	July 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2013	2012	2013

Net income	$10,296	$9,533	$20,264	$20,025

Provision for income taxes	5,211	4,736	10,828	8,485

Interest expense	1,551	1,383	2,988	2,749

Loss on early extinguishment of debt	—	—	—	263

Depreciation	4,586	4,549	9,274	9,168

Amortization	6,459	7,389	13,423	14,381

EBITDA	$28,103	$27,590	$56,777	$55,071

Stock-based compensation	1,391	1,344	2,574	2,496

Facility consolidation costs included in cost of sales	1,202	1,606	2,676	3,228

Administrative consolidation costs included in other expense	1,231	1,566	1,504	3,170

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	544	527	1,555	736

Adjusted EBITDA	$32,471	$32,633	$65,790	$64,701

EBITDA Margin
EBITDA	14.8%	14.3%	14.8%	14.5%

Adjusted EBITDA	17.1%	16.9%	17.1%	17.0%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	July 24, 2013

CONMED CORPORATION

Second Quarter Sales Summary

(in millions)

	Three Months Ended June 30,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$103.8	$101.8	-1.9%	-1.1%
General surgery	71.6	73.2	2.2%	2.7%
Surgical visualization	14.3	18.0	25.9%	25.2%
	$189.7	$193.0	1.7%	2.3%

Single-use products	$153.6	$153.8	0.1%	0.7%
Capital products	36.1	39.2	8.6%	9.2%
	$189.7	$193.0	1.7%	2.3%

CONMED News Release Continued	Page 12 of 12	July 24, 2013

CONMED CORPORATION

Six Months Sales Summary

(in millions)

	Six Months Ended June 30,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$210.7	$206.9	-1.8%	-1.2%
General surgery	141.0	140.0	-0.7%	-0.4%
Surgical visualization	32.3	33.1	2.5%	3.1%
	$384.0	$380.0	-1.0%	-0.5%

Single-use products	$307.2	$301.6	-1.8%	-1.3%
Capital products	76.8	78.4	2.1%	2.6%
	$384.0	$380.0	-1.0%	-0.5%